Exhibit 1

TERRA INDUSTRIES INC.

4.25% Series A Cumulative Convertible Perpetual Preferred Shares

PURCHASE AGREEMENT

October 7, 2004

Citigroup Global Markets Inc.,

As Representative of the Initial Purchasers

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Terra Industries Inc., a corporation organized under the laws of Maryland (the “Company”), proposes to issue and sell to the several parties named in Schedule 1 hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, 100,000 shares (the “Firm Securities”) of its 4.25% Series A Cumulative Convertible Perpetual Preferred Shares (the “Preferred Shares”). The Company also proposes to grant to the Initial Purchasers an option to purchase up to 20,000 additional shares of such Preferred Shares (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities are convertible into Common Shares, without par value (the “Common Shares”), of the Company at the conversion price set forth herein. The Securities may also be exchanged at the option of the Company into the 4.25% Convertible Subordinated Debentures (the “Debentures”) on the terms and subject to the conditions set forth herein. The Debentures are convertible into Common Shares at the conversion price set forth herein. The Securities have the terms and provisions which are summarized on Exhibit 1 hereto. The Securities, the Debentures and the Common Shares issuable upon conversion of the Securities or the Debentures, will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the resale of the Securities, the Debentures and Common Shares issuable upon conversion of the Securities or the Debentures under the Act subject to the terms and conditions therein specified. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities, Debentures or the Common Shares issuable upon conversion of the Securities or the Debentures under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 7, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated October 7, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities, the Debentures or the Common Shares issuable upon conversion of either. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

(b) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities, the Debentures or the Common Shares issuable upon conversion of the Securities or the Debentures under the Act.

(c) None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, the Debentures or the Common Shares issuable upon conversion of the Securities or the Debentures; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e) The Company has been advised by the NASD’s PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(f) No registration of the Securities under the Act is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

(g) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(h) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(j) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(l) All the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(m) The Company’s authorized equity capitalization is as set forth in the Final Memorandum; the capital stock of the Company conforms to the description thereof contained in the Final Memorandum; the outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable; the Common Shares initially issuable upon conversion of the Securities or the Debentures have been duly authorized and, when issued upon conversion of the Securities or the Debentures (as the case may be) against payment of the conversion price, will be validly issued, fully paid and nonassessable; a committee of the Board of Directors of the Company has adopted resolutions reserving such Common Shares for issuance upon conversion of the Securities or the Debentures, as the case may be; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the Debentures or the Common Shares issuable upon conversion of the Securities or the Debentures; and, except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. Anything herein to the contrary notwithstanding, the foregoing representations in so far as they relate to the Debentures and the Common Shares issuable upon conversion of the Debentures shall be deemed effective only at such time as the Debentures are issued upon conversion of the Securities.

(n) The statements in the Final Memorandum under the headings “Description of Series A Preferred Shares”, “Description of the Convertible Subordinated Debentures”, “Description of Capital Stock”, “Description of Registration Rights Agreement”, Plan of Distribution, “Business-Environmental and Other Regulatory Matters”, “Business-Legal Proceedings” and “Certain Federal Income Tax Considerations” fairly summarize the matters therein described.

(o) This Agreement has been duly authorized, executed and delivered by the Company; assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, the Indenture will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and when issued and delivered against payment of the consideration therefor, will be validly issued and are fully paid and non-assessable and will be convertible into Common Shares or exchangeable into Debentures, as the case may be, in accordance with their terms; the Debentures, if and when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company upon exchange for the Securities, will have been duly executed and delivered by the Company will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 6 thereof.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, or in the Registration Rights Agreement, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act; provided, however, the foregoing representations apply to the Indenture and the Debentures only upon the execution and delivery thereof.

(q) None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, the issuance of the Debentures, or the issuance of the Common Shares upon conversion of the Securities or the Debentures, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; provided, however, the foregoing representations apply to the Indenture and the Debentures only upon the execution and delivery thereof.

(r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Financial Information” in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma financial statements included or incorporated by reference in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Final Memorandum, the pro forma financial statements included or incorporated by reference in the Final Memorandum comply in all material respects as to form with the applicable accounting requirements of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material

Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(t) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(u) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties (except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), as applicable.

(v) Deloitte & Touche LLP (“Deloitte & Touche”), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of the Company included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act.

(w) KPMG LLP (“KPMG”), who have certified certain financial statements of Mississippi Chemical Corporation and its consolidated subsidiaries (collectively “MCC”) and delivered their report with respect to the audited consolidated financial statements and schedules of MCC included or incorporated by reference in the Final Memorandum to the Final Memorandum, are independent public accountants with respect to MCC and the Company within the meaning of the Act.

(x) Ernst & Young LLP (“Ernst & Young” and together with KPMG, the “MCC Accountants”) who have certified certain financial statements of Point Lisas Nitrogen Limited and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of Point Lisas Nitrogen Limited included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to Point Lisas Nitrogen Limited and MCC within the meaning of the Act.

(y) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities, or the issuance of the Debentures or upon the issuance of Common Shares upon the conversion of the Securities or the Debentures.

(z) The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) No labor problem or dispute with the employees of the Company or its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that in each case, would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(dd) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses (as except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material

Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Except where such non-compliance with Environmental Laws, failure to receive or non-compliance with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the Company and its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law. Except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(hh) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ii) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule l-02(w) of Regulation S-X under the Act).

(jj) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed by the Representative of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(kk) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign

Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Prior to the Closing Date, the Company has furnished to the Representative letters, each substantially in the form of Exhibit 3A, 3B or 3C hereto, as applicable, duly executed by each officer and director of the Company, Anglo American plc and the Perry Investors and addressed to the Representative.

(pp) The Company and, to the Company’s knowledge, MCC, have duly executed and delivered the Stock Purchase Agreement (the “MCC Acquisition Agreement”) dated as of August 6, 2004, by and among MCC, Misschem Acquisition Inc. and the Company attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 9, 2004, and each of the other documents contemplated thereby to have been executed by the date hereof (the “MCC Acquisition Documents”); the Company and, to Company’s knowledge, MCC, have the power and authority to perform their respective obligations thereunder; each of the MCC Acquisition Documents and the transactions contemplated thereby have been duly authorized by the Company and, to the Company’s knowledge, MCC; the MCC Acquisition Documents constitute the legal, valid and binding obligations of the Company and, to the Company’s knowledge, MCC, each enforceable against the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and, to the Company’s knowledge, MCC, in accordance with its respective terms, and each of the MCC Acquisition Documents conform in all material respects to any description thereof contained in the Offering Memorandum.

(qq) The MCC Acquisition Agreement is in full force and effect; and there has been no amendment, modification or waiver of any term thereof; neither the Company nor, to the Company’s knowledge, MCC, is in default in its obligations thereunder; and to the Company’s knowledge no event or condition has occurred which would entitle a party to the MCC Acquisition Agreement to terminate the MCC Acquisition Agreement upon notice or lapse of time, or both.

(rr) The financial statements of MCC (including the related notes and supporting schedules) included in the Offering Memorandum present fairly, in all material respects, the financial condition, results of operations and changes in financial position of MCC on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with

GAAP consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly, in accordance with GAAP, the information required to be stated therein; the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes and supporting schedules) and the books and records of MCC; and the current assets and liabilities and results of operations for MCC’s continuing operations are presented fairly on the basis stated therein as of and for the year ended June 30, 2004.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of $96,500,000, plus accumulated dividends, if any, from October 15, 2004 to the Closing Date, the number of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price per share as the Initial Purchasers shall pay for the Firm Securities, plus accumulated dividends, if any, from October 15, 2004 to the settlement date for the Option Securities. The option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date which shall be no sooner than three days after such notice. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The number of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total number of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

3. Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on October 15, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(b) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities, the Debentures and the Common Shares issuable upon conversion of Securities or the Debentures have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S;

(v) it will not engage in hedging transactions with regard to the Securities prior to the expiration of the distribution compliance period as (defined in Regulation S), unless in compliance with the Act;

(vi) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(vii) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

(viii) it and they have complied and will comply with the offering restrictions requirement of Regulation S;

(ix) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities and the Common Shares issuable upon conversion thereof are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”

(x) it acknowledges that additional restrictions on the offer and sale of the Securities, the Debentures and the Common Shares issuable upon conversion of the Securities or the Debentures are described in the Final Memorandum;

(xi) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(xii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(xiii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(xiv) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request at the time of the initial printing thereof.

(b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without prior consultation with the Representative; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to filing such documents, the Company has furnished the Representative with a copy of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) The Company will not, and will not permit any of its Affiliates to, resell any Securities or Common Shares issued upon conversion thereof that have been acquired by any of them.

(f) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities, or the Debentures or Common Shares issuable upon conversion of the Securities or the Debentures under the Act.

(g) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h) So long as any of the Securities or the Debentures or the Common Shares issuable upon the conversion of the Securities or the Debentures are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(j) Any information provided by the Company to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S.

(k) The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Common Shares issuable upon conversion of the Securities or the Debentures as the case may be.

(m) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company of, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that the Company may (i) issue and file a registration statement in respect of Common Shares and Series B Cumulative Redeemable Preferred Shares, to be issued as consideration for the acquisition of MCC as contemplated by the MCC Acquisition Agreement, (ii) file a registration statement in respect of Common Shares held by any of Anglo American plc or the New Investors that are subject to the New Investors’ Registration Rights Agreement, (iii) issue and sell Common Shares or securities convertible into or exchangeable for Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Final Memorandum and in effect at the Execution Time, and (iv) issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Final Memorandum.

(n) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(p) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Registration Rights Agreement, the issuance of the Securities, the issuance of the Debentures and the issuance of the Common Shares upon conversion of the Securities or the Debentures, the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all

amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, the Debentures and the Common Shares issuable upon conversion of the Securities or the Debentures; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification (up to $5,000); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the MCC accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(q) The Company will, for a period of twelve months following the Execution Time, furnish to the Representative and the Initial Purchasers (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representative and the Initial Purchasers as soon as they are available, unless such documents are filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) subject to applicable law, such additional information concerning the business and financial condition of the Company as the Representative and the Initial Purchasers may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

(r) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(s) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

(t) The Company shall have caused the Common Shares initially issuable upon conversion of the Securities or upon the conversion of the Debentures, as the case may be, to be approved for listing, subject to issuance, on the New York Stock Exchange.

(u) Prior to exercising its right to exchange the Securities into Debentures, the Company will deliver a certificate substantially in the form attached hereto as Exhibit 4 and shall cause legal counsel to deliver an opinion, subject to customary assumptions and exceptions to the Trustee in the form attached as Exhibit 5.

(v) The Company shall amend its Amended and Restated Credit Agreement by effecting an amendment to such agreement substantially in the form of Exhibit 6.

(w) The Company shall enter into an agreement to amend the terms of the MCC DIP Credit Agreement contemplated by the Amendment Letter dated August 6, 2004 between the Company and the Existing Lender Parties as defined therein so that, upon assignment of such debt agreement upon the acquisition of MCC by the Company: (i) inter-company dividends shall be permitted; and (ii) the Company shall be entitled to pay dividends on the Securities and to pay interest on the Debentures to at least the same extent as it is permitted to do so under the Amended and Restated Credit Agreement as amended by the amendment contemplated in Section 5(v).

(x) The Company shall furnish to the Representative letters, each substantially in the form of Exhibit 3A, 3B or 3C hereto, as applicable, duly executed by each officer and director of the Company, Anglo American plc and the Perry Investors and addressed to the Representative.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Kirkland & Ellis LLP counsel for the Company and Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Company, to furnish to the Initial Purchasers their respective opinions, dated the Closing Date and addressed to the Initial Purchasers, in substantially the forms attached hereto as Exhibits 7A and 7B.

(b) The Initial Purchasers shall have received from Cravath, Swaine & Moore LLP counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Registration Rights Agreement, and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents they request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Initial Purchaser a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum, and to their knowledge there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of MCC and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply as to form with the applicable accounting requirements of Regulation S-X;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information for the six-month period ended June 30, 2004 and as at June 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

(A)	any unaudited financial statements included or incorporated by reference in the Final Memorandum do not comply as to form with applicable accounting requirements of Regulation S-X and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Final Memorandum; or

(B)	with respect to the period subsequent to June 30, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or capital lease obligations of the Company and its subsidiaries or capital stock of the Company or decreases in working capital, total assets or stockholders’ equity of the Company as compared with the amounts shown on the June 30, 2004 consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from July 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total revenues, total income (loss) from operations, net income (loss) from continuing operations or in per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; or

(C)	the information included under the headings “Summary Historical and Pro Forma Financial Information” and “Selected Financial Information and Unaudited Pro Forma Combined Condensed Financial Statements” is not in conformity with the disclosure requirements of Regulation S-K;

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum or incorporated by reference in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

(iv) on the basis of a reading of the unaudited pro forma financial statements (the “pro forma financial statements”) included or incorporated by reference in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of the Company and MCC who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that, the pro forma financial statements do not comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X, that the pro forma financial statements include assumptions that do not provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments do not give appropriate effect to those assumptions or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(g) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Representative may reasonably request.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, the [    ]th paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The Company shall not liable under this Section 8 for a settlement of any claim or action affected without its prior written consent, which shall not be unreasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule 1 hereto, the remaining

Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (712) 277-7364 and confirmed to it at 600 Fourth Street, PO Box 6000, Sioux City, IA 51102, attention of Mark A. Kalafut.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Amended and Restated Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of October 10, 2001 among Terra Capital, Inc., Terra Nitrogen (U.K.) Limited and Terra Nitrogen, Limited Partnership, certain guarantors, certain lenders, certain issuing banks and Citicorp USA, Inc., filed as Exhibit 4.2 to the Company’s Form-8-K dated October 10, 2001, as amended.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Indenture” shall mean the Indenture relating to the Securities, substantially in the form attached as Exhibit 2 hereto with a trustee eligible pursuant to the Trust Indenture Act to act as such, that is a national association or other entity having corporate trust powers, that is organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and that has a combined capital and surplus of at least $100,000,000 (or if such person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $100,000,000) and is otherwise eligible. If such person publishes reports of condition at least annually, then the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“MCC DIP Credit Agreement” shall mean the $182,500,000 debtor in possession Term Loan, Revolving Credit, Guarantee and Security Agreement, dated as of July 1, 2004, (as amended, supplemented or modified from time to time) among MCC as borrower, its subsidiaries named therein as guarantors, the lenders from time to time party thereto and Citicorp North America, Inc.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“New Investors” shall mean each of Värde Investment Partners, L.P., Seneca Capital LP, Seneca Capital International Ltd., Delta Onshore, LP, Delta Institutional, LP, Delta Offshore, Ltd. Delta Pleiades, LP, and the Perry Investors.

“New Investor Registration Rights Agreement” means the registration rights agreement dated August 6, 2004 among the Company, Tauras Investments S.A. and the New Investors.

“Perry Investors” shall mean each of Perry Partners L.P. and Perry Partners International, Inc.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trustee” shall mean the trustee with respect to the Debentures under the Indenture.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Terra Industries Inc.

By:	/s/ FRANCIS G. MEYER
Name: Francis G. Meyer
Title: Senior Vice President & CFO

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

By:	/s/ JOHN TUCKER
Name: John Tucker
Title: Vice President

For themselves and the other several

Initial Purchasers named in

Schedule 1 to the foregoing Agreement.